-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

-------------------------------------------------------------------------------


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305 (B)(2) ___________

               THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                  New York                             13-5691211
          (State of Incorporation                  (I.R.S. employer
        If not a U.S. national bank)             Identification number)

              One Liberty Plaza
                 New York, N.Y.                           10006
            (Address of principal                      (Zip code)
               Executive office)

           ---------------------------------------------------------

                              CENDANT CORPORATION
              (Exact name of obligor as specified in its charter)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                   06-0918165
                      (I.R.S. employer identification no.)
                                  6 Sylvan Way
                             Parsippany, N.J. 07054

             (Address of principal executive offices) (Postal Code)

           ---------------------------------------------------------
                        CONVERTIBLE AND NON-CONVERTIBLE
                          SUBORDINATED DEBT SECURITIES
                      (Title of the indenture securities)

Item 1.  General Information

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of New York
                  33 Liberty Street
                  New York, N. Y. 10045

                  State of New York Banking Department
                  State House, Albany, N.Y.

         (b) Whether it is authorized to exercise corporate trust powers. The Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliation with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation. The obligor is not an affiliate of the Trustee.

Item 16. List of Exhibits.

         List below all exhibits filed as part of this statement of eligibility.

         Exhibit 1 - Copy of the Organization Certificate of the Trustee as now
                     in effect. (Exhibit 1 to T-1 to Registration Statement No. 333-6688).

         Exhibit 2 - Copy of the Certificate of Authority of the Trustee to
                     commerce business. (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

         Exhibit 3 - None; authorization to exercise corporate trust powers is contained in the documents identified above as Exhibit 1 and 2.

         Exhibit 4 - Copy of the existing By-Laws of the Trustee.(Exhibit 4 to
                     T-1 to Registration Statement No. 333-6688).

         Exhibit 5 - No Indenture referred to in Item 4.

         Exhibit 6 - The consent of the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939.(Exhibit 6 to T-1 to Registration Statement No. 333-27685).

         Exhibit 7 - Copy of the latest Report of Condition of the Trustee as of September 30, 1997

                                   SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 29th day of January, 1998.


                                            THE BANK OF NOVA SCOTIA TRUST
                                              COMPANY OF NEW YORK


                                            By: /s/ George E. Timmes
                                               ---------------------------
                                                George E. Timmes
                                                Vice President

Affix the address label in this space.

The Bank of Nova Scotia Trust Company of New York
--------------------------------------------------
Legal Title of Bank

New York
--------------------------------------------------
City

NY                                       10006
--------------------------------------------------
State                                  Zip Code

FDIC Certificate Number

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                      Dollar Amounts in Thousands      C100
                                                                     Mil Thou
-----------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions:
    a. Noninterest-bearing balances and currency and coin(1)(3)...........408
    b. Interest-bearing balances(2)......................................NONE
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)........1880
    b. Available-for-sale securities (from Schedule RC-B, column D)......NONE
 3. Federal funds sold(4) and securities purchased under agreements to resell.........................................................2400
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C)........
    b. LESS: Allowance for loan and lease losses............................
    c. LESS: Allocated transfer risk reserve................................
    d. Loans and leases, net of unearned income, allowance, and reserve
       (item 4.a minus 4.b and 4.c).....................................NONE
 5. Trading assets......................................................NONE
 6. Premises and fixed assets (including capitalized leases)..............16
 7. Other real estate owned (from Schedule RC-M)........................NONE
 8. Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)................................................NONE
 9. Customers' liability to this bank on acceptances outstanding........NONE
10. Intangible assets (from Schedule RC-M)..............................NONE
11. Other assets (from Schedule RC-F)....................................110
12. a. Total assets (sum of items 1 through 11).........................4814
    b. Losses deferred pursuant to 12 U.S.C. 1823(j)....................NONE
    c. Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)
       (sum of items 12.a and 12.b).....................................4814

-----------
(1) Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3) Includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a. "Loans and leases, net of unearned income," and in Schedule RC-C, part 1.

                                    Dollar Amounts in Thousands  Mil  Thou
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule
       RC-1)...................................................2404    13.a
       (1) Noninterest-bearing(1).........................1500         13.a
       (2) Interest-bearing................................904         13.a
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (1) Noninterest-bearing......................................
       (2) Interest-bearing.........................................
14. Federal funds purchased(2) and securities sold under agreements to
       repurchase..............................................NONE    14.
15. a. Demand notes issued to the U.S. Treasury................NONE    15.a
    b. Trading liabilities.....................................NONE    15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less...........NONE    16.a
    b. With a remaining maturity of more than one year through
       three years.............................................NONE    16.b
    c. With a remaining maturity of more than three years......NONE    16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding...NONE    18.
19. Subordinated notes and debentures(3).......................NONE    19.
20. Other liabilities (from Schedule RC-G).......................46    20.
21. Total liabilities (sum of items 13 through 20).............2450    21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..............NONE    23.
24. Common stock...............................................1000    24.
25. Surplus (exclude all surplus related to preferred stock)...1000    25.
26. a. Undivided profits and capital reserves...................364    26.a
    b. Net unrealized holding gains (losses) on available-for-
       sale securities.........................................NONE    26.b
27. Cumulative foreign currency translation adjustments............
28. a. Total equity capital (sum of items 23 through 27).......2364    28.a
    b. Losses deferred pursuant to 12 U.S.C. 1823(j)...........NONE    28.b
    c. Total equity capital and losses deferred pursuant to
       12 U.S.C. 1823(j) (sum of items 28.a and 28.b)..........2364    28.c
29. Total liabilities, equity capital, and losses deferred
    pursuant to 12 U.S.C. 1823(j) (sum of items 21 and 28.c)...4816    29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during
   1998.......................................................   1    M.1.

1 - Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 - Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 - Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 - Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 - Review of the bank's financial statements by external auditors

6 - Compilation of the bank's financial statements by external auditors

7 - Other audit procedures (excluding tax preparation work)

8 - No external audit work

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report "term federal funds purchased" in Schedule RC, item 16. "Other borrowed money."

(3) Includes limited-life preferred stock and related surplus.